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                                                         As amended through
                                                           October 27, 1998

                                EXHIBIT 3.2

                                  BYLAWS

                                    OF

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.


                                 ARTICLE I

                                  OFFICES

          SECTION 1.     REGISTERED OFFICE.   The registered office of the
corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          SECTION 2.     OTHER OFFICES.   The corporation may have offices
at such places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

          SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the stockholders shall be held, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of stockholders may be held within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2. ANNUAL MEETINGS. Annual meetings of the stockholders shall be held each year at such time and on such day as may be designated by the Board of Directors. Annual meetings shall be held to elect, by a plurality vote, successors to those members of the Board of Directors whose terms expire at the meeting and to transact only such other business as may be properly brought before the meeting in accordance with these Bylaws.

          SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by an executive officer whenever directed by the



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Board of Directors.  Such request shall state the purpose of the proposed meeting.

          SECTION 4. WRITTEN NOTICE. Written notice of all meetings of stockholders, stating the place, date and hour, and in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the date fixed for the meeting.

          SECTION 5.     WAIVER OF NOTICE.   Whenever notice is required to
be given under the provisions of the statutes or of the Certificate of Incorporation or by these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or by these Bylaws.

          SECTION 6. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 7. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the officer of the corporation presiding as chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Stock of the

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corporation issuable to a former holder of common stock or capital credits of Dakota Cooperative Telecommunications, Inc. shall not be considered to be issued and outstanding stock for purposes of calculating a quorum unless and until such former holder has properly executed and delivered to the corporation transmittal materials in a form and condition reasonably acceptable to the corporation. (As amended 3/16/98.)

          SECTION 8. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

          SECTION 9. VOTING RIGHTS. Except as otherwise provided by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each holder of issued and outstanding shares of stock shall, at every meeting of stockholders, be entitled to one vote in person or by proxy for each share of the issued and outstanding stock having voting power held by such stockholder. Stock of the corporation issuable to a former holder of common stock or capital credits of Dakota Cooperative Telecommunications, Inc. shall not be considered to be issued and outstanding, and such a former holder shall not have the right to vote stock so issuable as a stockholder, unless and until such former holder has properly executed and delivered to the corporation transmittal materials in a form and condition reasonably acceptable to the corporation. (As amended 3/16/98.)

          SECTION 10.    ACTION WITHOUT A MEETING.   Unless otherwise
provided in the Certificate of Incorporation, no action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken by written consents without a meeting.

          SECTION 11. CONDUCT OF MEETINGS. Meetings of stockholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

               (a) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.



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               (b)  If disorder should arise which, in the absolute
     discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting is immediately adjourned without the necessity of any vote or further action of the stockholders.

               (c) The chairman may ask or require anyone not a bona fide stockholder of record on the record date, or a validly appointed proxy of such a stockholder, to leave the meeting.

               (d) The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the stockholders without a motion or second. Except as the chairman shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for vote only if proposed by a stockholder of record on the record date or a validly appointed proxy of such a stockholder and seconded by such a stockholder or proxy other than the individual who proposed the resolution or motion.

          SECTION 12. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the Chief Executive Officer shall appoint, prior to any meeting of stockholders, one or more inspectors (who may be directors and/or employees of the corporation) to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to
act.   If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability.

          SECTION 13. STOCKHOLDER PROPOSALS. Except as otherwise provided by statute, the corporation's Certificate of Incorporation or these Bylaws:

               (a) No matter may be presented for stockholder action at an annual or special meeting of stockholders unless such matter is:
     (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of
     Directors; (ii) otherwise presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a stockholder in accordance with the notice provisions set forth in this Section and any other
     applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the Chairman in his sole
     discretion.
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               (b)  For a matter to be properly presented by a stockholder, the stockholder must have given timely notice of the matter in writing to the Secretary of the corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the corporation not less than 120 calendar days prior to the date corresponding to the date of the corporation's proxy statement or notice of meeting released to stockholders in connection with the last preceding annual meeting of stockholders in the case of an annual meeting (unless the corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than thirty days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and not more than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting in the case of a special meeting. The notice by the stockholder must set forth: (i) a brief description of the matter the stockholder desires to present for stockholder action; (ii) the name and record address of the stockholder proposing the matter for stockholder action; (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in the matter proposed for stockholder action. For purposes of this Section, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national financial news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended.

               (c) Except to the extent that a stockholder proposal submitted pursuant to this Section is not made available at the time of mailing, the notice of the purposes of the meeting shall include the name and address of and the number of shares of the voting security held by the proponent of each stockholder proposal.

               (d) Notwithstanding the above, if the stockholder desires to require the corporation to include the stockholder's proposal in the corporation's proxy materials, matters and proposals submitted for inclusion in the corporation's proxy materials shall be governed by the solicitation rules and regulations of the Securities Exchange Act of 1934, as amended, including without limitation Rule 14a-8.



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                                ARTICLE III

                                 DIRECTORS

          SECTION 1. NUMBER AND TERM OF DIRECTORS. The number of directors which shall constitute the whole Board shall be not less than three and shall be determined from time to time by resolution of the Board of Directors as provided in the Certificate of Incorporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Directors need not be stockholders.

          SECTION 2. POWERS. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          SECTION 3.     VACANCIES.  Vacancies and newly created
directorships resulting from any increase in the authorized number of directors may be filled as provided in the Certificate of Incorporation.

          SECTION 4. RESIGNATION AND REMOVAL. Any director may resign at any time as provided in the Certificate of Incorporation. Any or all of the directors may be removed, but only for cause, as provided in the Certificate of Incorporation.

          SECTION 5. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          SECTION 6. PLACE OF MEETINGS. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.


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          SECTION 7.     FIRST MEETING OF NEWLY ELECTED BOARD.  The first
meeting of each newly elected Board of Directors shall be held following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

          SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

          SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer or Secretary or by any two directors on two days' notice to each director, either personally, by mail, by telegram or by facsimile transmission.

          SECTION 10. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

          SECTION 11. QUORUM. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 12. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

          SECTION 13. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means through which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

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          SECTION 14.    WRITTEN NOTICE.  Notices to directors shall be in
writing and delivered personally or mailed to the directors at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or by facsimile transmission, which shall be deemed given at the time when the same shall be sent.

          SECTION 15. WAIVER OF NOTICE. Whenever notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or by these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or by these Bylaws.

          SECTION 16. AGE LIMITATION. No person shall be appointed or nominated for election or reelection to the Board of Directors after that person has attained the age of 70. Any person serving as a director of the corporation at the time he or she attains the age of 70 shall continue to serve out his or her then remaining term. Notwithstanding the foregoing, this Section 16 shall not apply to persons serving as directors of the corporation on the date this Section 16 becomes effective. (As amended 1/27/98.)

          SECTION 17. LIMITATION ON INSIDE/EMPLOYEE DIRECTORS. The maximum number of directors of the corporation who are also active employees of the corporation or any subsidiary or affiliate of the corporation shall be two (2). (As amended 1/27/98.)


                                ARTICLE IV

                          COMMITTEES OF DIRECTORS

          SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the directors present at any meeting at which there is a quorum, may appoint an Executive Committee whose membership shall consist of two or more members of the Board of Directors as it may deem advisable from time to time to serve at the pleasure of the Board. The Board of Directors may also appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Board of Directors may fill any vacancies as they

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occur.  The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business affairs and property of the corporation during the intervals between meetings of the Board of Directors, subject to law and to such limitations and controls as the Board of Directors may impose from time to time.

          SECTION 2. AUDIT COMMITTEE. The Audit Committee, if there be one, shall cause a suitable examination of the financial records and operations of the corporation and its subsidiaries to be made by the internal auditor of the corporation. The Audit Committee shall also recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the corporation and its subsidiaries, review examination reports of the corporation and its subsidiaries prepared by regulatory authorities and report to the Board of Directors at least once each calendar year.

          SECTION 3. COMPENSATION COMMITTEE. The Compensation Committee, if there be one, shall review the personnel policies, plans and programs of the corporation, including individual salaries of executive officers, and submit recommendations to the Board of Directors. The Compensation Committee shall also review the administration and results of operation of the corporation's pension plans, confer with and receive reports from the actuaries and investment managers of the pension plans, make recommendations related to such plans and review all material pension plan changes. The Compensation Committee shall also recommend to the Board of Directors the retainer and attendance fee for nonemployee directors.

          SECTION 4. NOMINATING COMMITTEE. The Nominating Committee, if there be one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for directors, seek out and receive suggestions concerning possible candidates, review and evaluate the qualifications of possible candidates and recommend to the Board candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of stockholders. The Nominating Committee will consider nominees recommended by the stockholders as properly submitted to the Secretary of the corporation.

          SECTION 5. OTHER COMMITTEES. The Board of Directors may designate such other committees as it may deem appropriate and such committees shall exercise the authority delegated to them.

          SECTION 6. COMMITTEE MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the

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committees may be called by the chairman of the committee or any two members other than the chairman and notice thereof may be given to the members by telephone, telegram, letter or facsimile transmission. A majority of its members shall constitute a quorum for the transaction of the business of any committee. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

          SECTION 7. SUBSTITUTES. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in place of such absent or disqualified member.


                                 ARTICLE V

                                 OFFICERS

          SECTION 1.

               (a) CENTRAL STAFF. The officers of the corporation shall be chosen by the Board of Directors at its first meeting after the annual meeting of stockholders, or as soon as practicable after the annual election of directors in each year, and shall include a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also appoint one or more
     Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as the Board may deem necessary. The Chairman of the Board and President shall be chosen from among the directors, but no other officer need be a director. Either the Chairman of the Board or the President shall also be designated as the Chief Executive Officer. Any two of the above offices, except those of the President and Vice President, may be held by the same person.

               (b) DIVISIONAL OFFICERS. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles so given to divisional officers may be withdrawn at any time with or without cause by the Board of Directors or the Chief Executive Officer.

          SECTION 2.     TERM OF OFFICE.   Each officer shall hold office
at the pleasure of the Board. The Board of Directors may remove any officer for cause or without cause. Any officer may resign his or her office at any time, such resignation to take effect upon receipt of written notice thereof by the corporation unless otherwise specified in the resignation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.
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          SECTION 3.     CHAIRMAN OF THE BOARD.  The Chairman of the Board
shall, when present, preside at all meetings of the stockholders and at all meetings of the Board of Directors, and shall have such other duties and powers as may be imposed or given by the Board of Directors. In the case of absence or inability to act of the President or Chief Executive Officer, the Chairman of the Board shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct.

          SECTION 4. PRESIDENT. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect and shall perform all other duties necessary or appropriate to the President's office, subject, however, to his right (unless otherwise limited by the Board of Directors) and the right of the directors to delegate any specific powers to any other officer or officers of the corporation. In the case of absence or inability to act of the Chairman of the Board or the Chief Executive Officer, the President shall exercise all of the duties and responsibilities of such officer until the Board of Directors shall otherwise direct.

          SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in addition to his duties as Chairman of the Board or President, as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation, other than the officers appointed by the Board, as he or she may deem necessary.

          SECTION 6. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall, subject only to the control of the Board of Directors, have general charge, control and supervision over the financial policy and administration of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. The Chief Financial Officer shall report only and directly to the Board of Directors.

          SECTION 7. CHIEF OPERATING OFFICER. There may be elected a Chief Operating Officer who shall, if elected, have general charge, control and supervision over the administration and operations of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. If no Chief Operating Officer is elected, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer.



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          SECTION 8.     VICE PRESIDENTS.  The Vice President or Vice
Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors may at its discretion designate one or more of the Vice Presidents to be an Executive Vice President or Senior Vice President. Any Vice President so designated shall have such duties and responsibilities as the Board shall prescribe.

          SECTION 9. SECRETARY. The Secretary shall attend all meetings of the stockholders, and of the Board of Directors and the Executive Committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. The Secretary shall safely keep in his or her custody the seal of the corporation, if any, and shall have authority to affix the same to all instruments where its use is required or appropriate. The Secretary shall give all notices required or appropriate pursuant to statute, the Certificate of Incorporation, Bylaws or resolution. The Secretary shall perform such other duties as may be delegated by the Board of Directors or by the Executive Committee.

          SECTION 10. TREASURER. The Treasurer, who shall also be the Chief Financial Officer, shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all moneys, securities and other valuable effects in the name of the corporation in depositories as may be designated for that purpose by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the Board, and whenever requested by them, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall deliver to the Chief Executive Officer of the corporation and keep in force a bond in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his or her office, and for restoration to the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control belonging to the corporation.

          SECTION 11. ASSISTANT SECRETARY AND ASSISTANT TREASURER. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons, respectively.

          SECTION 12. OTHER OFFICERS. All other officers, as may from time to time be appointed by the Board of Directors, shall perform such

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duties and exercise such authority as the Board of Directors shall prescribe. All divisional officers, as may from time to time be appointed by the Board of Directors or the Chief Executive Officer, shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.


                                ARTICLE VI

                              INDEMNIFICATION

          SECTION 1. INDEMNIFICATION OTHER THAN IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, or executive officer of the corporation or, is or was a director or executive officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such conduct was unlawful. Persons who are not directors or executive officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by law.

          SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or executive officer of the corporation, or is or was a director or executive officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise,

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whether for profit or not, shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification shall not be made for a claim, issue or matter in which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. Persons who are not directors or executive officers of a corporation may be similarly identified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by law.

          SECTION 3. EXPENSES. To the extent that a director, officer or other person whose indemnification is authorized by the Board of Directors, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all expenses (including attorneys fees) actually and reasonably incurred by him or her in connection therewith.

          SECTION 4. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion, or (c) by the stockholders.

          SECTION 5. ADVANCEMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section.



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
          SECTION 6. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

          SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

          SECTION 8. MERGERS. For the purposes of this Article, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation if he or she had served the resulting or surviving corporation in the same capacity.


                                ARTICLE VII

                               SUBSIDIARIES

          SECTION 1. SUBSIDIARIES. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any subsidiary corporation, for any amendments to the charter or bylaws of any such subsidiary corporation or for the liquidation, merger or sale of

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
assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers or other employees or agents of the corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.

          SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be officers of the corporation, nor shall any such officer of a subsidiary corporation, unless such officer shall also be a director or officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.


                               ARTICLE VIII

                           CERTIFICATES OF STOCK

          SECTION 1. FORM. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation.

          SECTION 2. FACSIMILE SIGNATURE. Where a certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of issue.


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
          SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the person's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          SECTION 4. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          SECTION 5. FIXING OF RECORD DATE BY BOARD. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to effectuation of any other action proposed to be taken. Only stockholders of record on a record date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

          SECTION 6.     ADJOURNMENTS.  When a determination of
stockholders of record entitled to notice of or to vote at a meeting of stockholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

          SECTION 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether

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or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                ARTICLE IX

                            GENERAL PROVISIONS

          SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

          SECTION 2. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interests of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

          SECTION 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

          SECTION 5. SEAL. The corporate seal, if any, shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.


                                 ARTICLE X

                                AMENDMENTS

          Subject to any provisions of the Certificate of Incorporation, these Bylaws may be amended, altered, changed or repealed at any regular or special meeting of the Board of Directors. Subject to any revisions of the Certificate of Incorporation, these Bylaws may also be amended, altered, changed or repealed at any regular or special meeting of stockholders

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
provided that notice that amendment of the Bylaws is a purpose of the meeting, and the proposed amendment has been provided to the stockholders as required under these Bylaws and applicable law.


                                ARTICLE XI

                      ADVISORY AND EMERITUS DIRECTORS

          SECTION 1. INVITATIONS TO NON-DIRECTORS TO ATTEND MEETINGS OF BOARD OF DIRECTORS. The President or Chairman of the Board may from time to time invite one or more non-directors to attend meetings of the Board of Directors for the purpose of (i) consulting with the officers and directors of the corporation; and (ii) providing guidance (but not direction) concerning the management and operation of the business of the corporation.


          SECTION 2. DESIGNATION OF PERSONS AS ADVISORY OR EMERITUS DIRECTORS. To the extent that the Board of Directors desires one or more persons to regularly attend meetings of the Board of Directors, the Board of Directors may confer upon any such person the honorary title of "Advisory Director" or, if such person previously served as a director of the corporation, the title of "Director Emeritus." Any person designated as an Advisory Director or Director Emeritus may be invited to attend any meeting of the Board of Directors of the corporation or any committee meeting of the Board of Directors by the President or the Chairman of the Board without further action by the Board of Directors.

          SECTION 3. ROLE OF ADVISORY AND EMERITUS DIRECTORS. The business of the corporation shall remain solely under the direction of the Board of Directors and any such person designated as Advisory Director or Director Emeritus shall not by virtue of such designation or by virtue of their willingness to provide consultation to the corporation be deemed to have undertaken any duty to the corporation or its stockbrokers.

          SECTION 4. INDEMNIFICATION. An Advisory Director or Director Emeritus shall enjoy limitations of liability to the maximum extent permissible under law and shall also be entitled to the protection of
Article XIV of the corporation's Certificate of Incorporation, Article VI of the Bylaws of the corporation, and any other indemnification or limitation of liability provisions that may exist from time to time with respect to members of the Board of Directors, either in the Certificate of Incorporation, Bylaws, minutes, agreements, or other documents of the corporation or applicable law.

          SECTION 5. COMPENSATION. An Advisory Director or Director Emeritus shall be compensated in such manner and in such amounts as the Board of Directors may from time to time determine.

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
          SECTION 6. TERMINATION OF STATUS AS ADVISORY OR EMERITUS DIRECTOR. Except as otherwise provided by agreement or resolution of the Board of Directors, the Board of Directors may terminate the status as an Advisory Director or Director Emeritus of any person so designated at any time without any liability or obligation to such person whatsoever; provided, however, that the obligation of the corporation to indemnify the Advisory Director or Director Emeritus as provided in Section 4 above and the obligation of the corporation to pay the Advisory Director or Director Emeritus the full amount of compensation earned through the date of termination as provided in Section 5 above shall continue notwithstanding any such termination of status.

(Article XI as amended 1/27/98)



































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